UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                         PURSUANT TO SECTION 13 OR 15(D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Event Requiring Report: December 2, 1998




                            CYBERAMERICA CORPORATION
                            ------------------------
             (Exact Name of Registrant as Specified on its Charter)


            I-9418                                  87-0509512
            ------                                  ----------
    (Commission File Number)           (IRS Employer Identification Number)


                                     NEVADA
                                     ------
         (State or Other Jurisdiction of Incorporation or Organization)




                          268 West 400 South, Suite 300
                           Salt Lake City, Utah 84101
                           --------------------------
                    (Address of Principal Executive Offices)




                                 (801) 575-8073
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

ITEM 1.           CHANGES IN CONTROL OF REGISTRANTS
                  Not Applicable.

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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

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         On  October  30,  1998,  CyberAmerica   Corporation   ("CyberAmerica"),
executed an Acquisition Agreement with Innovative Property Development Corp. ("IPDC"). On December 2, 1998, CyberAmerica consummated the reorganization of
IPDC  through  the  transfer  of  the  following  nine  corporations:   Canton's
Commercial Carpet Corporation, Canton Industrial Corporation of Salt Lake City, Wasatch Capital Corporation, Oasis International, Inc., Oasis International Hotel & Casino, Inc., West Jordan Real Estate Holdings, Inc., Canton Financial Services Corporation, Hudson Consulting Group, Inc., and Canton's Wild Horse Ranch II, Inc. The resulting internal reorganization consolidates the operating real estate subsidiaries under IPDC. The underlying assets in the nine subsidiaries will retain a carry over basis in value in accordance with GAAP. IPDC agreed to transfer 1,382,528 shares of its common stock to CyberAmerica as compensation for the transfer. The effect of the transaction is that IPDC is now a 85% owned subsidiary.

ITEM 3.           BANKRUPTCY RECEIVERSHIP
                  Not Applicable.


ITEM 4.           CHANGES IN CONTROL OF REGISTRANTS CERTIFYING ACCOUNTANT
                  Not Applicable.


ITEM 5.           OTHER EVENTS
                  Not Applicable.


ITEM 6.           RESIGNATION OF REGISTRANT'S DIRECTORS
                  Not Applicable.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS
                  Not Applicable.


ITEM 8.           CHANGE IN FISCAL YEAR
                  Not Applicable.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 1998


                                             CyberAmerica Corporation

                                             By:/s/ Gerald Einhorn
                                                ------------------------------
                                                Gerald Einhorn, Vice-President